UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2017

Cerecor Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2017, Cerecor Inc. (the “Company”) entered into an Equity Distribution Agreement (the "Distribution Agreement") with Maxim Group LLC, as sales agent ("Maxim"), pursuant to which the Company may offer and sell, from time to time, through Maxim (the "Offering"), up to $12,075,338 in shares of its common stock (the "Shares"), par value $0.001 per share. Any shares offered and sold in the Offering will be issued pursuant to the Company's Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission (the "SEC") on December 7, 2016, the prospectus and the prospectus supplement relating to the Offering that forms a part of the Form S-3.

Subject to the terms and conditions of the Distribution Agreement, Maxim will use its commercially reasonable efforts to sell the Shares from time to time, based on the Company's instructions. Under the Distribution Agreement, Maxim may sell the Shares by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including, without limitation, sales made directly on the Nasdaq Capital Market.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Distribution Agreement. The Offering will terminate upon the earlier of (a) January 27, 2018, (b) the sale of all common stock provided for in the prospectus supplement, and (c) the termination of the Distribution Agreement by mutual written agreement of the Company and Maxim.

Under the terms of the Distribution Agreement, Maxim will be entitled to a commission at a fixed rate of 3.5% of the gross sales price of Shares sold under the Distribution Agreement. The Company will also reimburse Maxim for certain expenses incurred in connection with the Distribution Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company intends to use the net proceeds from any "at-the-market" offering to fund the research and development of CERC-501 and CERC-611, pursue potential partnerships, collaborations or out-licenses, and for general working capital.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text Distribution Agreement, a copy of which is filed hereto as Exhibit 10.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there by any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

10.1	Equity Distribution Agreement, dated as of January 27, 2017, by and between Cerecor Inc. and Maxim Group LLC.

99.1	Press Release, dated January 27, 2017, entitled "Cerecor Announces At-the-Market Equity Offering Program."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Uli Hacksell
Uli Hacksell
President and Chief Executive Officer

Date: January 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

10.1	Equity Distribution Agreement, dated as of January 27, 2017, by and between Cerecor Inc. and Maxim Group LLC.

99.1	Press Release, dated January 27, 2017, entitled "Cerecor Announces At-the-Market Equity Offering Program."

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